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                           TCI COMMUNICATIONS, INC.

                          MEDIUM-TERM NOTES, SERIES C

                            DISTRIBUTION AGREEMENT

                                                              December 20, 1995

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Lehman Brothers Inc.
American Express Tower
World Financial Center
New York, New York 10285-1800

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

  TCI Communications, Inc., a company duly incorporated under the laws of the State of Delaware (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Salomon Brothers Inc (each, an "Agent" and, collectively, the "Agents") with respect to the issue and sale by the Company of Medium-Term Notes, Series C, described herein (the "Notes"). The Notes are to be issued pursuant to an indenture, dated as of December 20, 1995 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Securities issued or to be issued under the Indenture, including the Notes, are herein called "Securities".

  As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $750,000,000 aggregate principal amount of Notes through or to the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

  This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case an Agent will act as an agent of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and an Agent) to an Agent as principal for resale to purchasers.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-63139) relating to, among other things, the Securities and the offering thereof
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from time to time in accordance with Rule 415 under the Securities Act of
1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended as of each respective Representation Date (as herein defined) (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes), and the prospectus and prospectus supplement relating to the Notes constituting a part thereof as amended and supplemented as of each respective Representation Date, including in each case all documents incorporated therein by reference and all exhibits thereto, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents or any of them by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) under the 1933 Act, the term "Prospectus" shall refer to such revised prospectus and prospectus supplement from and after the time it is first provided to the Agents or any of them for such use.

Section 1. Appointment as Agents.

  (a) Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, the Agent will enter into a Terms Agreement with the Company (hereafter defined) relating to such sale in accordance with the provisions of
Section 3(b) hereof. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by the Agent as principal for resale to others but is not authorized to appoint sub-agents. The Company may, from time to time, offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent, unless such agent shall have entered into an agreement with the Company substantially similar to this Agreement (including, but not limited to, Schedule A hereto). Written notice of such agreement shall be given to the Agents within one day of the execution thereof. In addition, the Company shall have the right at any time or from time to time to sell Notes directly to investors.

  (b) Reasonable Best Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use its reasonable best efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company from time to time may allocate or reallocate the Notes which are to be sold by any Agent and that the Company shall not approve the solicitation of purchases of Notes in excess of the principal amount of Securities registered pursuant to the Registration Statement that from time to time remain unsold. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company shall have the sole right to accept any offers to purchase the Notes and may reject in its sole discretion any proposed purchase of the Notes, in whole or in part.

  (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

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  (d) Reliance. The Company and each Agent agree that any Notes the placement of which an Agent arranges shall be placed by the Agent, and any Notes purchased by an Agent shall be purchased by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein, in the Prospectus and in the Administrative Procedures (as defined in Section 3(c)).

Section 2. Representations and Warranties.

  The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date and time of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Time"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement (i) providing solely for the specification of or a change in the interest rates, maturities, pricing or other similar terms of any Notes or a change in the principal amount of Notes remaining to be sold or similar changes (each an "Excluded Supplement") or (ii) relating to an offering of Securities other than the Notes) or that there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Securities other than the Notes under the Registration Statement) (each of the dates or times referenced above being referred to herein as a "Representation Date") as follows:

    (a) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations"), and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) Registration Statement and Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and the Registration Statement and Prospectus, as then amended or supplemented as of each Representation Date, will comply in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and the Indenture complies in all material respects with the requirements of the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective (or, if an amendment to the Registration Statement or an annual report on Form 10-K of the Company incorporated by reference into the Prospectus has been filed with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) and as then amended or supplemented as of each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as then amended or supplemented as of each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply (i) with respect to an Agent, to statements or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on

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  behalf of such Agent expressly for use in the Registration Statement or
  Prospectus or (ii) to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture.

    (c) The Notes and The Indenture. The Notes and the Indenture have been duly authorized by the Company and conform to the descriptions thereof in the Prospectus.

    (d) No Defaults. The issuance and sale of the Notes and the fulfillment of the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, (i) the Company's charter or bylaws, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries (as such term is defined in Rule 1.02(v) of Regulation S-X) is now a party or by which it is bound which would have a material adverse effect on the conduct of the business of the Company and its consolidated subsidiaries considered as one enterprise, or (iii) any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of its Significant Subsidiaries was or is now a party or by which it is bound.

    (e) Accountants. KPMG Peat Marwick LLP, the Company's auditors, or its successor and Price Waterhouse LLP are independent accountants as required by the 1933 Act. The foregoing representation and warranty as to Price Waterhouse LLP shall not be deemed made by the Company from and after such date as the financial results of the business of TeleCable Corporation have been included in the audited financial statements of the Company for a complete fiscal year.

    (f) 1934 Act Filings. So long as may be required for the distribution of the Notes by the Agents or by any dealers that participate in the distribution thereof, the Company will comply with all requirements under the 1934 Act relating to the timely filing with the Commission of its reports pursuant to Section 13 of the 1934 Act and of its proxy statements pursuant to Section 14 of the 1934 Act.

    (g) Operating Permits, Certificates, etc. Except to the extent set forth in the Prospectus, the Company has not received any notice of, nor does it have any actual knowledge of, any failure by it or any of its Significant Subsidiaries to be in substantial compliance with all material existing statutes and regulations applicable to it or such Significant Subsidiaries, which failure would materially and adversely affect the conduct of the business of the Company and its consolidated subsidiaries considered as one enterprise.

  Any certificate required hereby, signed by any executive officer of the Company or Assistant Treasurer and delivered to an Agent or counsel for the Agents, shall be deemed a representation and warranty by the Company as to the matters covered thereby.

Section 3. Solicitations as Agent; Purchases as Principal.

  (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein, in the Prospectus and in the Administrative Procedures.

  The Company reserves the right, in its sole discretion, to (i) suspend solicitation of purchases of the Notes through the Agents, in each case as agent, commencing at any time for any period of time or permanently, and (ii) allocate or reallocate the Notes which are to be sold by any Agent. Upon receipt of instructions from the Company, each Agent receiving such instructions will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised said Agent that such solicitation may be resumed.

  The Company agrees to pay each Agent a commission with respect to each consummation of the sale of a Note by the Company as a result of a solicitation made by such Agent, in the form of a discount, equal to the applicable percentage as set forth in Schedule A hereto of the principal amount of such Note or, in the case of an Original Issue Discount Note (as defined in the Prospectus), of the Issue Price (as defined in the Prospectus) of such Note.

  The purchase price, interest rate, maturity date and other terms of the Notes in connection with each sale of Notes to or through an Agent shall be agreed upon by the Company and the Agent and set forth in a pricing

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supplement to the Prospectus to be prepared following each acceptance by the
Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or an integral multiple of $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

  (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree in writing) only pursuant to a separate agreement which shall provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, confirmed in writing which may be a facsimile transmission) between an Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral, (confirmed in writing, which may be a facsimile transmission,) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement with an Agent shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto unless otherwise specified in an applicable Terms Agreement), the Settlement Time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. The Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof and, if applicable, the period of time referred to in Section 4(g). With respect to any Notes purchased by an Agent as principal pursuant to a Terms Agreement that have not been resold by such Agent prior to the earlier of (i) the 90th day following the related Settlement Time and (ii) a date specified in an applicable Terms Agreement, such Agent agrees (and by entering into such Terms Agreement shall be deemed to have reconfirmed such agreement) that upon receipt of written notice from the Company of its intention to bid for or purchase any Notes or any security of the same class and series as the Notes or to take any other action, directly or indirectly, the taking of which would be proscribed by Rule l0b-6 under the 1934 Act (or any successor or equivalent rule or regulation) during the reoffering of the Notes, such Agent will, and will cause any selling or dealer group utilized by it in connection with such reoffering to, cease reoffering such Notes for such period of time as the Company may deem necessary so that the action or actions proposed to be taken, directly or indirectly, by it may be taken in full compliance with such Rule (or any successor or equivalent rule or regulation).

  (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Administrative Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

Section 4. Covenants of the Company. The Company covenants with each Agent as follows:

    (a) Notice of Certain Events. Prior to the termination of the offering of the Notes, the Company will notify the Agents promptly, and (if requested by the Agents in writing) will confirm such advice in writing, (1) of the effectiveness of any amendment to the Registration Statement and of the filing of any supplement to the Prospectus (other than an Excluded Supplement or an amendment or supplement providing solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, an amendment or supplement which relates exclusively to an offering of Securities other than the Notes), (2) of any comments of the Commission regarding the Registration Statement or the Prospectus (or any of the documents incorporated by reference therein) or of any request by the Commission for amendments or

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  supplements to the Registration Statement or the Prospectus or for
  additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (5) of the happening of any event during the period mentioned in paragraph (d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. Upon receipt of notice of an event described in (3), (4) or (5) above, the Agents shall cease solicitations of offers to purchase the Notes, as agent, and cease sales of Notes the Agents may own as principal; provided, however, that if such cessation arises out of an event described in (4) above, it shall be limited to cessation of solicitation of offers to purchase and sales in the jurisdiction or jurisdictions identified in such notice. The Company will use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or suspending the qualification of the Notes for offer or sale in any jurisdiction, and if any such order is issued, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

    (b) Executed Registration Statement. The Company will furnish to each of the Agents, without charge, one signed copy of the Registration Statement and any post-effective amendment thereto, including all financial statements and schedules, exhibits and documents incorporated therein by reference (including exhibits incorporated therein by reference to the extent not previously furnished to the Agents).

    (c) Notice of Certain Proposed Filings. Prior to the termination of the offering of the Notes, the Company will not file any amendment or supplement to the Registration Statement or the Prospectus (except for (i) periodic or current reports filed under the 1934 Act, (ii) an Excluded Supplement, or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each Agent a copy for its review prior to filing such proposed amendment or supplement.

    (d) Copies; Revisions of Prospectus--Material Changes. During the period of time that the Prospectus is required by law to be delivered, the Company will deliver to the Agents, without charge, as many copies of the Prospectus, as amended or supplemented, as the Agents may reasonably request. The Company consents to the use of the then current Prospectus, as amended or supplemented, by the Agents in connection with the offering or sale of the Notes and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time, any event shall occur which in the judgment of the Company should be set forth (or incorporated by reference) in the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to supplement the Prospectus or amend the Registration Statement to comply with law, immediate notice shall be given by the Company, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principals pursuant to a Terms Agreement (and, if so notified by the Company, each Agent shall forthwith cease such solicitations and sales), and the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and forthwith file all reports and any definitive proxy statement or information statement required to be filed by the Company with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the date of the Prospectus, and will deliver to the Agents, without charge, such number of copies thereof as they may reasonably request. If during such period of time any event shall occur which in the Agents' judgment should be so set forth (or incorporated by reference), in the Prospectus, or which in the Agents' judgment makes it necessary to so supplement or amend the Prospectus, the Company will consult with the Agents concerning the necessity of filing with the Commission a supplement to the Prospectus, an amendment to the Registration Statement or a report pursuant to Section 13 or 14 of the 1934 Act.

    (e) Blue Sky. Prior to any public offering of the Notes by the Agents, the Company will cooperate with the Agents and counsel for the Agents in connection with the registration or qualification of the Notes

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  for offer and sale under the securities or Blue Sky laws of, and the determination of the eligibility of the Notes for investment under the laws of, such jurisdictions as the Agents request; provided, that in no event shall the Company be obligated to qualify to do business as a foreign corporation or as a securities dealer in any jurisdiction where it is not now so qualified, to conform its capitalization or the composition of its assets to the securities or Blue Sky laws of any jurisdiction or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject. The Company will pay all reasonable fees and expenses (including reasonable counsel fees and expenses) relating to qualification of the Notes under such securities or Blue Sky laws and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Agents may designate.

    (f) Earnings Statements. The Company will make generally available to its security holders and to the Agents consolidated earnings statements (which need not be audited) that satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

    (g) Stand-Off Agreement. Between the date of any Terms Agreement and the Settlement Time or such other time as is specified in the Terms Agreement, the Company will not offer or sell, or contract to sell, any debt securities of the Company substantially similar to those issued pursuant to the Terms Agreement, which may include substantially similar Notes, pursuant to a public offering of such similar debt securities without the prior written consent of the Agent party to such Terms Agreement, which shall not be unreasonably withheld.

    (h) Preparation of Pricing Supplements. The Company will prepare, with respect to each Note to be sold through or to an Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in a general form previously approved by the Agents, and will file such pricing supplement pursuant to the applicable paragraph of Rule 424(b) under the 1933 Act within the time period therein prescribed.

    (i) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (c) or (d) of this Section during any period from the time (i) any Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) any Agent shall not then hold any Notes as a principal, purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

Section 5. Conditions of Obligations. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 2 hereof and in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions precedent:

  (a) Legal Opinions. On the date hereof, the Agents shall have received:

    (1) The favorable opinions, dated as of the date hereof, from (A) special communications counsel for the Company with respect to matters of communications law, and (B) General Counsel of the Company, in form and substance satisfactory to the Agents, to the effect that:

      (i) the Company and each of its Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and the Company has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to issue and sell the Notes as contemplated by this Agreement;

      (ii) the Company and each of its Significant Subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would, in the aggregate, have a material adverse effect upon the financial condition, results of operations, business or properties of the Company and its consolidated subsidiaries taken as a whole;

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      (iii) all corporate proceedings legally required in connection with the authorization and issuance of the Notes and the sale of the Notes by the Company in accordance with the terms of this Agreement have been taken;

      (iv) to the best knowledge of such counsel, there is no legal or governmental proceeding pending or threatened against the Company or any of its subsidiaries which is required to be disclosed in the Prospectus and is not so disclosed and correctly summarized therein;

      (v) to the best knowledge of such counsel, there is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement (or to a document incorporated by reference therein) that is not described or filed as required;

      (vi) the execution and delivery of this Agreement and the Indenture, the issuance of the Notes and the fulfillment of the terms herein and therein contained do not conflict with, or result in a breach of, or constitute a default under, the charter or by-laws of the Company or, to the best knowledge of such counsel, conflict in any material respect with, or result in a material breach of or constitute a material default under any material agreement or other instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it is bound, or result in a violation of any law, administrative regulation or court or governmental decree known to such counsel applicable to the Company or any of its subsidiaries, except that such counsel need not express any opinion with respect to (i) matters opined upon by other special counsel to the Company or (ii) the Blue Sky or securities laws of any jurisdiction; and

      (vii) such counsel has no reason to believe that either the Registration Statement or the Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules and any other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus, as to which no opinion need be expressed), contained, as of the date the Prospectus was first filed with the Commission pursuant to Rule 424 under the 1933 Act, or contains, as of the date hereof (or if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof, at the date of such Terms Agreement and at the Settlement Time with regard thereto, as the case may be), any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

    (2) The favorable opinion, dated as of the date hereof, from special counsel to the Company, in form and substance satisfactory to the Agents, to the effect that:

      (i) the execution and delivery of this Agreement and the Indenture, the issuance of the Notes and the fulfillment of the terms herein and therein contained do not, to the best knowledge of such counsel, result in a material breach of or constitute a material default under any material agreement for borrowed money known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which it is bound, and

      (ii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation under such Act.

    (3) The favorable opinion, dated as of the date hereof, from special counsel to the Company, in form and substance satisfactory to the Agents, to the effect that:

      (i) this Agreement and the Indenture have been duly authorized, executed and delivered by the Company; and the Indenture is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally, and
    (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

      (ii) the Indenture has been duly qualified under, and complies in all material respects with the requirements of, the 1939 Act;

      (iii) the Notes, when executed by the Company, completed, authenticated and delivered by the Trustee in accordance with the Indenture, issued and delivered by the Company and paid for, all as contemplated by and in accordance with the order of the Company, the procedures specified therein and this Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors rights generally, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

      (iv) the Registration Statement is effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

      (v) the Notes (subject to completion in accordance with the applicable pricing supplement) and the Indenture conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

  In addition, such counsel shall state that: "The Registration Statement and the Prospectus (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference therein and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion is expressed), comply, as of the date hereof, as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. In passing upon the form of such documents, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and take no responsibility for the accuracy, completeness or fairness of the statements contained therein except insofar as such statements relate to the description of the Notes and the Indenture or relate to us. However, we had conferences with certain officers and other representatives of the Company, and our examination of the Registration Statement and the Prospectus and our discussions in such conferences did not disclose to us any information (relying as to the materiality of any such information primarily upon officers and other representatives of the Company) which gave us reason to believe that either the Registration Statement or the Prospectus (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion is expressed, and except as to the terms of the particular Notes which are to be provided in a pricing supplement), contains, as of the date hereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading."

  In giving such opinions, such counsel may rely (x) as to matters of fact, to the extent they deem proper, upon certificates of officers of the Company, public officials and others, and (y) as to matters of law other than the United States or Colorado (in the case of General Counsel of the Company) or New York (in the case of special counsel to the Company), on the opinions of local counsel retained by them or the Company, provided that such counsel are satisfactory to the Agents and counsel for the Agents. In addition, it is understood that the General Counsel of the Company may elect to provide favorable opinions with respect to the matters set forth in clause (i) of subsection (a)(2) of this Section and clause (iv) of subsection (a)(3) of this
Section in lieu of special counsel to the Company providing such opinions.

    (4) The favorable opinion, dated as of the date hereof, of counsel for the Agents, with respect to the matters set forth in clauses (i) and (iii) of subsection (a)(3) of this Section and to the effect that the Registration Statement and the Prospectus (except as to (x) the financial statements and schedules and any other financial and statistical data contained or incorporated by reference therein and (y) the documents incorporated or deemed to be incorporated by reference therein, as to which no opinion need be expressed) comply as to form in all material respects with the 1933 Act. In addition, the Agents shall have received on the date hereof from counsel for the Agents an opinion with respect to the Registration Statement and the Prospectus in the form customarily given by such firm.

    (b) Material Changes; Officer's Certificates. On the date hereof there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development resulting in the substantial possibility of a prospective material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise, or in the earnings or business affairs of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President, the Principal Financial Officer, the Senior Vice President--Finance, Treasurer or the Assistant Treasurer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change with respect to the Company and its consolidated subsidiaries considered as a whole, (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission, (iii) the representations and warranties of the Company contained in Section 2 are true and correct as of the date hereof, and (iv) the Company has performed or complied with all agreements and satisfied all conditions pursuant to this Agreement in connection with the issuance of the Notes on its part to be performed or satisfied at or prior to the date of such certificate.

    (c) Comfort Letter. On the date hereof, the Agents shall have received from each of (i) KPMG Peat Marwick LLP or its successors or other independent certified public accountants acceptable to the Agents and (ii) Price Waterhouse LLP a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Agents; provided, that the delivery of such letter by KPMG Peat Marwick LLP (or its successors) and Price Waterhouse LLP shall be conditioned upon the receipt by KPMG Peat Marwick LLP (or its successors) and Price Waterhouse LLP of: (i) an opinion of counsel for the Agents, in form and substance reasonably satisfactory to KPMG Peat Marwick LLP (or such successor) and Price Waterhouse LLP to the effect that the Agents would be entitled to assert the due diligence defense under the 1933 Act; or (ii) a representation letter from the Agents addressed to KPMG Peat Marwick LLP and Price Waterhouse LLP in the form set forth as Exhibit B hereto.

    (d) Other Matters. At each Settlement Time with respect to any Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as therein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents.

  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any Terms Agreement) may be terminated by an Agent by notice to the Company at any time (or, in the case of termination of a Terms Agreement, at or at any time prior to the Settlement Time) and any such termination shall be with the effect set forth in Section 12(c).

Section 6. Delivery of and Payment for Notes Sold through an Agent. Delivery of Notes sold through an Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of, or to make payment for, a Note on the date fixed for settlement, the Agent that solicited such purchaser shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will return such funds to the Agent within three business days. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent for its loss of the use of the funds for the period such funds were credited to the Company's account. Such reimbursement shall be in an amount equal to the lower of the Company's cost of funds and the Agent's cost of funds.

Section 7. Additional Covenants of the Company. The Company covenants and agrees with the Agents that:

    (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in Section 2 of this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time);

    (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement, an Excluded Supplement or by an amendment or supplement providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of Securities other than the Notes), (ii) there is filed with the Commission any Report on Form 10-K, (iii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy or information statement or Current Report on Form 8-
  K), (iv) there is filed with the Commission any proxy or information statement that pertains to matters other than, or in addition to, an election of directors, the adoption of a benefit plan, the ratification of the Company's auditors or other routine housekeeping matters, (v) there is filed with the Commission any Current Report on Form 8-K containing information that is reasonably deemed by the Company to be materially adverse to the business affairs or prospects of the Company, or (vi) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate of the Company referred to in Section 5(b) hereof which was last furnished to the Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
  Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. In the case of certificates to be furnished pursuant to
  (iii), (iv) or (v) above, the Company may request that the Agents waive the requirement for the certificates, which request shall not be unreasonably refused;

    (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a pricing supplement, an Excluded Supplement or by an amendment or supplement providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of Securities other than the Notes), (ii) there is filed with the Commission any Report on Form 10-K, (iii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any proxy or information statement or Current Report on Form 8-K or a Quarterly Report on Form 10-Q), (iv) there is filed with the Commission any proxy or information statement that pertains to matters other than, or in addition to, an election of directors, the adoption of a benefit plan, the ratification of the Company's auditors or other routine housekeeping matters, (v) there is filed with the Commission any Current Report on Form 8-K containing information that is reasonably deemed by the Company to be materially adverse to the business affairs or prospects of the Company, (vi) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinions of the General Counsel of the Company and special counsel to the Company or other counsel satisfactory to the Agent dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1)(B) and 5(a)(3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions, or (vi) in lieu of any such opinion required under Subsection (7)(c)(v) above, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). In the case of opinions to be furnished pursuant to (iii), (iv) or (v) above, the Company may request that Agents waive the requirement for the opinions, which request shall not be unreasonably refused; and

    (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the Commission any Report on Form 10-K, (iii) there is filed with the Commission any document incorporated by reference to the Prospectus which contains additional financial information (other than any Current Report on Form 8-K), (iv) there is filed with the Commission any Current Report on Form 8-K (containing additional information) which contains information that is reasonably deemed to be materially adverse to the business affairs or prospects of the Company, or (v) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP or its successors forthwith to furnish the Agents a letter, dated the date of filing with the Commission of such amendment, supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter delivered pursuant to Section 5(c) but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include the financial information as of and for an interim period, KPMG Peat Marwick LLP or its successors may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information, and provided, further, that the delivery of such letter by KPMG Peat Marwick LLP (or its successors) shall be conditioned upon the receipt by KPMG Peat Marwick LLP (or its successors) of: (i) an opinion of counsel for the Agents, in form and substance reasonably satisfactory to KPMG Peat Marwick LLP (or such successor) addressing whether the Agents can avail themselves of the due diligence defense under the 1933 Act; or (ii) a representation letter from the Agents addressed to KPMG Peat Marwick LLP in the form set forth as Exhibit C hereto. In the case of letters to be furnished pursuant to (iii) or (iv) above, the Company may request that the Agents waive the requirement for the letters, which request shall not be unreasonably refused.

Section 8. Payment of Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including:

    (a) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

    (b) the preparation, filing and reproduction of this Agreement;

    (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes (excluding any fees payable by an Agent solely as member of The Depository Trust Company);

    (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

    (e) the reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

    (f) the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

    (g) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendment or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

    (h) the preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

    (i) any fees charged by rating agencies for the rating of the Notes;

    (j) the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

    (k) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

    (l) any advertising and other out-of-pocket expenses of an Agent incurred with the approval of the Company; and

    (m) the fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with Notes.

Section 9. Indemnification. The Company agrees to indemnify and hold harmless each Agent, and each person, if any, who controls each Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Agent expressly for use, therein; provided, however, the Company shall not indemnify such Agent or any person who controls such Agent from any such losses, claims, damages or liabilities alleged by any person who purchased Notes from such Agent if the untrue statement, omission or allegation thereof upon which such losses, claims, damages or liabilities are based was made in: (i) any preliminary prospectus or Prospectus, if a copy of the Prospectus, or the Prospectus as then amended or supplemented (if the Company shall have furnished any amendments or supplements thereto), as the case may be, was not sent or given by or on behalf of such Agent to such person at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus, or the Prospectus as so amended or supplemented, as the case may be, corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Agent (or any broker or dealer appointed or engaged by such Agent) or any person who controls such Agent, after such time as the Company advised such Agent that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented; or (iii) any Prospectus used by such Agent (or any broker or dealer appointed or engaged by such Agent) or any person who controls such Agent, after the termination of the offering of the Notes. This indemnity will be in addition to any liability which the Company may otherwise have.

  If any action or proceeding (including any governmental investigation) shall be brought or asserted against an Agent or any person controlling an Agent in respect of which indemnity may be sought from the Company, such Agent or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Agent's party to such action or proceeding and the payment of all expenses. Any omission so to notify the Company shall not, however, relieve the Company from any liability which it may have to any indemnified party otherwise than under this Section 9. Such Agent or any such controlling person shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Agent's expense or the expense of such controlling person unless (a) the Company has agreed to pay such fees and expenses, (b) the Company shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Agents in any such action or proceeding within a reasonable time after notice of the commencement of such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include an Agent or any such controlling person and the Company, and such Agent or such controlling person shall have been advised by such counsel that there may be a conflict of interest between such Agent or such controlling person and the Company in the conduct of the defense of such action (in which case, if such Agent or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on such Agent's behalf or on behalf of such controlling person, it being understood, however, that the Company shall not, in connection with anyone such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the Company shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by such Agent). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff if any such action or proceeding, the Company agrees to indemnify and hold harmless the Agent and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

  Each Agent agrees to indemnify and hold harmless the Company, its directors and each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Agents, but only with respect to information furnished in writing by such Agent expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against an Agent, such Agent shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given by the Agents, by the preceding paragraph.

Section 10. Contribution. If the indemnification provided for in Section 9 is unavailable to an indemnified party under the first or third paragraph thereof in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of such indemnified party's failure to comply with the first sentence of the second paragraph of Section 9), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by each Agent on the other hand from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by each Agent on the other in connection with the offering of the Notes shall be deemed to be such that each Agent shall be responsible for the aggregate losses, claims, damages and liabilities represented by the percentage that the total underwriting discounts and agency commissions received by such Agent with respect to the Notes giving rise to such losses, claims, damages or liabilities bears to the total net proceeds for the sale of such Notes, and the Company shall be responsible for the balance. The relative fault of the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by each Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

  The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, each Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 11. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement by the Company and the Agents, or contained in certificates of executive officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment for any Notes.

Section 12. Termination.

  (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by the Company with respect to any of the Agents, and any Agent may resign as Agent hereunder, upon the giving of 1 day written notice of such termination to the other parties hereto; provided, however, that in the event this Agreement is terminated with respect to only one of the Agents, this Agreement shall remain in full force and effect between the Company and other Agents.

  (b) Termination of a Terms Agreement. An Agent may terminate any Terms Agreement between such Agent and the Company, immediately upon notice to the Company, at any time at or prior to the Settlement Time relating thereto (i) if there has been since the date of the Terms Agreement or since the respective dates as of which information is given in the Prospectus (as amended or supplemented to the date of the Terms Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether not arising in the ordinary course of business, (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment if such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) if the rating assigned by any nationally recognized securities rating agency in the United States to any debt securities of the Company as of the date of the Terms Agreement or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (iv) if there shall have come to such Agent's attention any facts that would cause such Agent reasonably to believe that the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

  (c) General. In the event of any such termination pursuant to subsection (a) or (b) above or Section 5 hereof, the resigning or terminating party will have no liability to the other parties hereto and no other remaining party hereto will have any liability to the resigning or terminating party, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination by the Company (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until (i) the earlier of the date such Notes are so resold or at the 90th day following the related Settlement Time or (ii) such Notes are delivered, as the case may be, and (iii) the last sentence of Section 3(b), the covenant regarding provision of an earnings statement set forth in Section 4(f) hereof, the provisions concerning payment of expenses set forth in Section 4(e) and
Section 8 hereof, the indemnity and contribution agreements set forth in
Section 9 and 10 hereof and the provisions of Section 11 (but only as such Sections relates to representations and warranties) and Section 14 hereof shall remain effect.

Section 13. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received it the address specified below.

  If to the Company:
    TCI Communications, Inc.
    Terrace Tower II
    5619 DTC Parkway
    Englewood, Colorado 80111-3000
    Attention:Bernard W. Schotters
    Telephone:(303) 267-5500
    Facsimile:(303) 488-3200

  with a copy (similarly addressed) to the attention of the General Counsel.

  If to the Agents:
    Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
    North Tower--10th Floor
    World Financial Center
    New York, New York 10281-1310
    Attention:MTN Product Management
    Telephone:(212) 449-7476
    Facsimile:(212) 449-2234

  or, as the case may be,
    CS First Boston Corporation
    Park Avenue Plaza
    55 East 52nd Street, 35th Floor
    New York, New York 10055
    Attention:New Issue Processing,
                Joseph D. Fashano
    Telephone:(212) 909-2107
    Facsimile:(212) 318-0532

  or, as the case may be,
    Lehman Brothers
    American Express Tower
    World Financial Center
    New York, New York 10285-1800
    Attention:Medium-Term Note Department
    Telephone:(212) 640-8400
    Facsimile:(212) 528-7035
  or, as the case may be,

    Salomon Brothers Inc
    Seven World Trade Center
    New York, New York 10048
    Attention:Medium-Term Note Department
    Telephone:(212) 783-6848
    Facsimile:(212) 783-3350

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents and the Company, and their respective successors. Nothing expressed or mentioned in any Terms Agreement or this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained. This Agreement and all conditions and provisions thereof and hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Agent shall be deemed to be a successor by reason merely of such purchase.

Section 15. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and performed in such State.

  If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company in accordance with its terms.

                                          Very truly yours,

                                          TCI Communications, Inc.


                                          By: /s/ Bernard W. Schotters
                                             ----------------------------------
                                            Name: Bernard W. Schotters
                                            Title: Senior Vice President--
                                                   Finance and Treasurer

Accepted:

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

By: /s/ Scott Primrose
    ---------------------------
    Authorized Signatory

CS First Boston Corporation

By: /s/ Martha Bailey
    ---------------------------
    Authorized Signatory

Salomon Brothers Inc

By: /s/ Pamela Kendall
    ---------------------------
    Authorized Signatory

Lehman Brothers Inc.

By: /s/ Jerry Wigdortz
    ---------------------------
    Authorized Signatory

                                  SCHEDULE A

  As compensation for the services of the Agents hereunder, the Company shall pay, on a discount basis, at the Settlement Time to each Agent a commission in connection with each original issuance of Notes by the Company for the sale of each Note resulting from a placement made by such Agent equal to the principal amount of such Note (or, if such Note is an Original Issue Discount Note, the Issue Price of such Note) multiplied by the appropriate percentage set forth below:

                                                    PERCENT OF PRINCIPAL AMOUNT
                                                    ----------------------------
  MATURITY RANGES                                   SPLIT RATED INVESTMENT GRADE
  ---------------                                   ----------- ----------------
From 9 months to less than 1 year..................    .150%          .125%
From 1 year to less than 18 months.................    .200           .150
From 18 months to less than 2 years................    .250           .200
From 2 years to less than 3 years..................    .350           .250
From 3 years to less than 4 years..................    .450           .350
From 4 years to less than 5 years..................    .550           .450
From 5 years to less than 6 years..................    .600           .500
From 6 years to less than 7 years..................    .600           .550
From 7 years to less than 8 years..................    .700           .600
From 8 years to less than 9 years..................    .700           .600
From 9 years to less than 10 years.................    .700           .600
From 10 years to less than 12 years................    .800           .625
From 12 years to less than 15 years................    .800           .625
From 15 years to less than 20 years................    .875           .700
From 20 years to 30 years..........................    .925           .750

                                                             EXHIBIT A
                                                             TO
                                                             DISTRIBUTION
                                                             AGREEMENT

                           TERMS AGREEMENT PROVISIONS

  The following terms, if applicable, shall be agreed to by the applicable Agent and the Company pursuant to each Terms Agreement:

  Principal Amount:       $
    (or principal amount of foreign currency)
  Interest Rate:
    If Fixed Rate Note, Interest Rate:
    Interest Payment Dates (if other than February 15 and August 15):
    If Floating Rate Note:
      Interest Rate Basis or Bases:
      Initial Interest Rate:
      Initial Interest Reset Date:
      Spread or Spread Multiplier, if any:
      Interest Reset Dates:
      Interest Reset Period:
      Interest Payment Dates:
      Interest Payment Period:
      Index Maturity:
      Maximum Interest Rate, if any:
      Minimum Interest Rate, if any:
      Interest Determination Dates:
      Calculation Agent:
      Calculation Date:

    If Redeemable by the Company:
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:

    If Repayable at option of the holder thereof:
      Optional Repayment Date(s):

  Stated Maturity:
  Purchase Price:   %
  Settlement Time:
  Currency of Denomination:

  Denominations (if currency is other than solely United States dollars):
  Currency Payment:
  Additional Terms:

  Also, agreement as to whether the following will be required:

    Officer's Certificates pursuant to Section 7(b) of the Distribution
    Agreement.

    Accountant's Comfort Letters pursuant to Section 7(d) of the
    Distribution Agreement.

    Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

    Stand-Off Agreement pursuant to Section 4(g) of the Distribution
    Agreement.

                                                             EXHIBIT B
                                                             TO
                                                             DISTRIBUTION
                                                             AGREEMENT


                                          (Date)

KPMG Peat Marwick LLP
707 17th Street
Suite 2300
Denver, CO 80202

Price Waterhouse LLP
700 World Trade Center
Norfolk, VA 23510

Dear KPMG Peat Marwick LLP and Price Waterhouse LLP:

  (Name of financial intermediary), as Agents, in the placement of (identify securities) to be issued by TCI Communications, Inc., will be reviewing certain information relating to TCI Communications, Inc. that will be included (incorporated by reference) in the (identify document), which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to the issuer, is substantially consistent with the due diligence review process that an underwriter would perform in connection with this placement of securities. We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Securities Act of 1933. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                          Very truly yours,

                                          (Name of Financial Intermediary)

                                                             EXHIBIT C
                                                             TO
                                                             DISTRIBUTION
                                                             AGREEMENT


                                          (Date)

KPMG Peat Marwick LLP
707 17th Street
Suite 2300
Denver, CO 80202

Dear KPMG Peat Marwick LLP:

  (Name of financial intermediary), as Agents, in the placement of (identify securities) to be issued by TCI Communications, Inc., will be reviewing certain information relating to TCI Communications, Inc. that will be included (incorporated by reference) in the (identify document), which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to the issuer, is substantially consistent with the due diligence review process that an underwriter would perform in connection with this placement of securities. We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Securities Act of 1933. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                          Very truly yours,

                                          (Name of Financial Intermediary)